Exhibit 99.2

Ligand Announces Closing of Convertible Senior Notes Offering

JUPITER, Fla., August 14, 2025 (GLOBE NEWSWIRE) — Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) (“Ligand”) announced today that it completed its previously announced offering (the “offering”) of 0.75% convertible senior notes due 2030 (the “notes”). The aggregate principal amount of the notes sold in the offering was $460.0 million, which includes the purchase of an additional $60.0 million aggregate principal amount of notes by the initial purchasers pursuant to the full exercise of the initial purchasers’ option to purchase additional notes.

The net proceeds from the offering were approximately $445.1 million, after deducting fees and expenses. Ligand used approximately $45.9 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions and additional convertible note hedge transactions described below (after such cost was partially offset by the proceeds to Ligand from the sale of the warrants in the warrant transactions described below). In addition, Ligand used approximately $15.0 million of the net proceeds from the offering to repurchase 102,034 shares of Ligand’s common stock at a price of $147.01 per share, which is equal to the last reported price per share of Ligand’s common stock as of the date of pricing of the notes, in privately negotiated transactions effected through one of the initial purchasers. Ligand expects to use the remaining net proceeds from the offering for general corporate purposes.

In connection with the pricing of the notes and the initial purchasers’ exercise of their option to purchase additional notes, Ligand entered into convertible note hedge transactions (the “convertible note hedge transactions”) with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). Ligand also entered into warrant transactions (the “warrant transactions”) with the option counterparties in connection with the pricing of the notes and the initial purchasers’ exercise of their option to purchase additional notes, pursuant to which Ligand issued warrants to purchase Common Stock (the “warrants”) to such option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to Ligand’s common stock upon any conversion of notes and/or offset any cash payments Ligand is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect on Ligand’s common stock to the extent that the market price per share of Ligand’s common stock exceeds the strike price of the warrants. The strike price of the warrants will initially be $294.02 per share, which represents a premium of 100% over the last reported price per share of Ligand’s common stock as of the date of pricing of the notes, and is subject to certain adjustments under the terms of the warrants.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements concerning the anticipated use of the net proceeds of the offering, the warrant transactions and the additional warrant transactions and the potential impact of the foregoing or related transactions on dilution to holders of Ligand’s common stock, and the market price of Ligand’s common stock and/or the notes are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various risk factors that are described more fully in Ligand’s reports and other documents filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 and other flings that Ligand makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations. All information provided in this press release is as of the date hereof, and Ligand undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law. These statements are not guarantees of future performance but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements.

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company enabling scientific advancement through supporting the clinical development of high-value medicines. Ligand does this by providing financing, licensing its technologies or both. Ligand’s business model seeks to generate value for stockholders by creating a diversified portfolio of biotech and pharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. Ligand’s goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable and diversified manner. Ligand’s business model is based on funding programs in mid- to late-stage drug development in return for economic rights, purchasing royalty rights in development stage or commercial biopharmaceutical products and licensing Ligand’s technology to help partners discover and develop medicines. Ligand partners with other pharmaceutical companies to attempt to leverage what they do best (late-stage development, regulatory management and commercialization) in order to generate its revenue. Ligand operates two infrastructure-light royalty generating technology IP platform technologies. Ligand’s Captisol® platform technology is a chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand’s NITRICIL™ platform technology facilitates tunable dosing, permitting an adjustable drug release profile to allow proprietary formulations that target a broad range of indications. Ligand has established multiple alliances, licenses and other business relationships with the world’s leading pharmaceutical companies including Amgen, Merck, Pfizer, Jazz, Gilead Sciences and Baxter International.

Contacts

Investors:

Melanie Herman

investors@ligand.com

(858) 550-7761

Media:

Kellie Walsh

media@ligand.com

(914) 315-6072